UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2018

MMA Capital Management, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell Street, Suite 600, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on January 8, 2018 (the “Effective Date”), MMA Capital Management, LLC (the “Company”) entered into a Master Transaction Agreement (the “MTA”), by and among the Company, Hunt FS Holdings II, LLC (the “Buyer”), MMA Financial, Inc., MMA Energy Capital, LLC and, solely with respect to its express obligations under Article V thereof, Hunt Companies, Inc. (“Hunt”). In connection with the consummation of the transactions contemplated by the MTA (including the Second Share Purchase (as defined below)), the Board of Directors of the Company (the “Board”) increased the size of the Board by one seat, creating a new Class II vacancy. Effective as of June 26, 2018, the Board has nominated and approved James C. Hunt as a member of the Board. As a Class II director, Mr. Hunt will stand for election by the Company’s shareholders at the Company’s 2020 annual meeting.

Mr. Hunt will not be considered an independent director and will not receive compensation for his service as a director. However, as previously disclosed, the Company is externally managed by Hunt Investment Management, LLC, an affiliate of Hunt (the “Manager”), pursuant to a Management Agreement, dated January 8, 2018, by and between the Company and the Manager (the “Management Agreement”). Hunt is owned and controlled by members of the Hunt family and trusts for the benefit of the Hunt family, and Mr. Hunt is the Chief Executive Officer of the Manager. The initial term of the Management Agreement is until December 31, 2022. The Agreement is subject to automatic renewal for additional two-year periods, subject to certain termination provisions.

In consideration for the external management services, the Company agreed to pay the Manager (i) a base management fee, which is payable quarterly in arrears and is calculated as a percentage of the Company’s GAAP common shareholders’ equity, with certain annual true-ups, and (ii) an incentive fee equal to 20% of the total annual return of diluted common shareholders’ equity per share in excess of 7%. For the first and second quarters of 2018, the base management fee is fixed at $1 million per quarter, with the percentage of GAAP common shareholders’ equity calculation beginning with the third quarter of 2018.

The Management Agreement also provides for the Manager to receive reimbursements for costs associated with (i) an allocable share of the costs of non-investment personnel of the Manager who spend all or a portion of their time managing Company’s operations and reporting as a public company (based on their time spent on such matters) and (ii) the costs associated with the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Such reimbursement is, however, subject to a cap of $2.5 million through 2019 and $3.5 million thereafter, until the Company’s GAAP common shareholders’ equity exceeds $500 million. During the three months ended March 31, 2018, the Company recognized $2.5 million of management fees and expense reimbursements that were payable to the Manager in its consolidated statements of operations. After the Company’s GAAP common shareholders’ equity exceeds $500 million, the Company will continue to reimburse the Manager for costs associated with non-investment personnel and the CFO and such reimbursement will no longer be subject to a cap, but the cost of providing the Company with a CEO will become an expense of the Manager. The Manager is also entitled to receive and retain the administrative expense reimbursements to which the Company’s loan origination, servicing and management components of its renewable energy lending business was previously entitled under the terms of the management agreements of its renewable energy lending ventures.

The foregoing discussion of the Management Agreement does not purport to be a complete description of the Management Agreement and is qualified in its entirety by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2018 and Exhibit 10.4 thereto, which are incorporated herein by reference.

A copy of the press release announcing the election of Mr. Hunt to the Board is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01.	Other Items.

Pursuant to the MTA, among other things, the Company agreed to issue and sell to the Buyer or one of its subsidiaries or affiliates, and the Buyer or one of its subsidiaries or affiliates agreed to purchase and acquire, an aggregate of 250,000 common shares of the Company in two private placement issuances at an average purchase price of $33.50 per share. The first purchase of 125,000 shares occurred on March 9, 2018 at a price of $33.00 per share, generating proceeds of $4,125,000.00 for the Company. The remaining 125,000 common shares of the Company were required to be purchased within six months of the Effective Date at a fixed price of $34.00 per share (“Second Share Purchase”).

On June 26, 2018, Hunt FS Holdings I, LLC, an affiliate of the Buyer (“Hunt FS Holdings I”), completed the Second Share Purchase in exchange for a cash payment of $34.00 per share, generating proceeds of $4,250,000.00 for the Company. The Company issued the shares from treasury. Hunt FS Holdings I has certain registration rights with respect to the common shares; however, the common shares were issued in a private placement transaction in reliance upon the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and Hunt FS Holdings I will be subject to certain limitations under Rule 144 until such time as the common shares are subsequently registered with the United States Securities and Exchange Commission.

The press release announcing the completion of the Second Share Purchase is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	EXHIBIT NO.	DESCRIPTION
	99.1	Press Release, dated June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

June 26, 2018	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President